UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Janus Investment Fund

(Exact Name of Registrant as Specified in Charter)

151 Detroit Street, Denver, Colorado 80206-4805

(Address of Principal Executive Offices)

303-333-3863

(Registrant’s Telephone No., including Area Code)

Abigail Murray — 151 Detroit Street, Denver, Colorado 80206-4805

(Name and Address of Agent for Service)

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JANUS HENDERSON INTERNATIONAL OPPORTUNITIES FUND

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2023

URGENT: Your vote is needed today!

Dear Shareholder:

The special meeting of shareholders of Janus Henderson International Opportunities Fund (the “Fund”) to be held on May 18, 2023, at 10:00 a.m. MT, is quickly approaching, and our records indicate that we have not yet received your vote.

YOUR FUND’S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE

PROPOSAL TO MERGE THE FUND INTO JANUS HENDERSON OVERSEAS FUND

Voting now helps avoid additional mailings,

and eliminates phone calls to shareholders.

In the event that the merger is not approved, the Fund’s Board of Trustees will determine what further action, if any, to take. In such event, Janus Henderson may recommend the liquidation of the Fund.

The Proxy Statement/Prospectus we sent you contains important information regarding the proposal that you and other shareholders are being asked to consider. A copy of the Proxy Statement/Prospectus may be viewed or downloaded at https://www.proxy-direct.com/jan-33178

If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll-free at 1-866-438-2987.

For your convenience, please utilize any of the following methods to submit your vote:

1. Vote Online.

Visit the website noted on the enclosed proxy voting card and follow the instructions.

2. Vote by Phone.

Call the toll-free number printed on the enclosed proxy voting card, and follow the automated instructions. Available 7 days a week, 24 hours a day.

3. Speak with a Proxy Specialist.

Call 1-866-438-2987 with any questions. Specialists can assist with voting.

Available Monday to Friday from 9 a.m. to 11 p.m. ET and Saturday from 12 p.m. to 6 p.m. ET.

4. Vote by Mail.

Mail your signed proxy voting card(s) in the postage-paid envelope included with your proxy materials.

Thank you for your consideration of this important proposal. If you have already voted, we appreciate your participation, and you may disregard this notice.